EXHIBIT 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Chico’s FAS, Inc. Announces the Appointment of Kent A.
Kleeberger as Chief Financial Officer and Treasurer
     Fort Myers, FL — October 19, 2007 — Chico’s FAS, Inc. (NYSE: CHS) today reported that Kent A. Kleeberger will join the Company as Executive Vice President—Chief Financial Officer and Treasurer, replacing Charles J. Kleman. Mr. Kleman, who previously announced that he would be retiring from his duties as CFO and Board member after 18 years of service, is expected to remain with the Company. Mr. Kleeberger is expected to start with the Company on or about November 5, 2007.
     From 2004 through October 2007, Mr. Kleeberger was the Senior Vice President—Chief Financial Officer for Dollar Tree Stores, Inc. From 1998 to 2004, he served in numerous capacities for Too Inc., now known as Tween Brands, Inc., culminating in his appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary, and Treasurer. Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc. Mr. Kleeberger also serves on the Board of Directors of Shoe Carnival, Inc.
     Scott A. Edmonds, Chico’s President, CEO, and Chairman, commented, “I am delighted to welcome Kent to the Chico’s family. Kent’s broad financial and operational experience will add significant strength and experience to our management team. I expect Kent will play an integral role in contributing to the Company’s continued growth.”
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 987 women’s specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 583 Chico’s front-line stores, 36 Chico’s outlet stores, 283 White House | Black Market front-line stores, 19 White House | Black Market outlet stores, 65 Soma Intimates front-line stores and 1 Soma Intimates outlet store.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section under Our Company
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section under Our Company